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                                                                    EXHIBIT 10.6

                               EMPLOYMENT CONTRACT

      This Employment Contract ("Contract") made and effective this 1st day of January, 2005, by and between John A. Odenweller ("Employee") and UNITED BANCORP, INC., 205 E. Chicago Blvd., P.O. Box 248, Tecumseh, Michigan 49286 ("UBI") and UNITED BANK & TRUST (the "Bank").

      WHEREAS, UBI and the Bank desire to continue to employ Employee, and

      WHEREAS, Employee desires to continue to be employed by UBI and the Bank, and

      WHEREAS, there is increased activity by multi-bank holding companies in the acquisition of independent community banks, which often jeopardizes the continued employment of senior officers of the acquired bank, and whereas, UBI wishes to minimize the uncertainty and distraction caused by such activity, which would detract from Employee's ability to perform his duties, by providing Employee with some transition assistance if the Bank and/or UBI is acquired or if there is a change in control or if Employee's employment is terminated in anticipation of such an acquisition, merger, change in control, or similar transaction,

      THEREFORE, UBI and Employee hereby enter into this Employment Contract on the following terms and conditions:

1. General. The parties hereto deem it mutually desirable that this Contract entered into be binding upon each of them.

2. Term and Payment Upon Termination in Certain Circumstances. Unless sooner terminated (i) by mutual agreement evidenced in writing and signed by all parties, or (ii) by the Board of Directors of UBI for cause, the employment by UBI of Employee as an officer shall be for a one year term commencing with the date hereof. If (other than after a Change in Control, as defined below) UBI shall terminate Employee's employment other than for the reasons set forth in paragraph 6, below, or by mutual agreement, Employee shall continue to receive his regular salary (the salary in effect immediately prior to such termination) for six months. This continuation of salary shall immediately cease if the Employee secures employment before the end of this six-month period.

3. Term of Contract. This Contract shall be for a 12-month period, unless terminated earlier pursuant to paragraph 6.

4. Duties. The duties, responsibilities and authority of Employee shall be as determined by UBI or the Bank, from time to time.

5. Compensation. It is further agreed between the parties that Employee's annual salary shall be directly related to the Board of Directors' reasonable and good faith determination of the value of his services to the Bank, but shall not be less than $94,185.

      a. Employee's annual salary for 2005 shall be $94,185, unless adjusted pursuant to item d., below.

      b. It is contemplated that an annual bonus shall be paid. Employee will be a Group 3 Participant in the Target Incentive Compensation Plan.

      c. Employee shall receive the standard employee benefits of employees of the Bank.

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      d.    Changes may be made to the salary and fringe benefits herein set forth and such changes shall be set forth in Attachment A. Changes to the salary and fringe benefits are effective only after Attachment A has been signed by the Chairman of the Board of both UBI and the Bank, and by the Employee.

6.    a.    In the event of any violation by Employee of any terms of this
            Agreement, or if there is cause for termination of Employee, Employee's employment may be terminated immediately, without notice, at any time, and with compensation only to the date of the termination of Employee. "Cause" for termination of this Contract shall include the following events, but this list is simply some examples of "cause" and it is not all-inclusive:

            (1)   the death of Employee;

            (2) the disability of Employee rendering him unable to perform the services required under the Contract for a period of 180 days;

            (3)   known substance abuse by Employee;

            (4) felony conviction or plea (including a plea of guilty, nolo contendere or similar plea) of Employee;

            (5) misdemeanor conviction or plea (including a plea of guilty, nolo contendere or similar plea) of Employee, if the misdemeanor involves moral turpitude;

            (6) Employee's repeated unprofessional, irresponsible or disruptive language or conduct in the performance of his duties;

            (7) Employee's dishonesty, breach of professional or corporate ethics, or criticism by a regulatory agency involving a serious violation of law or regulations;

            (8) Employee's substantial breach of any significant term of this Contract, including, but not limited to, continued unsatisfactory job performance.

            If criminal charges as described above in subsections (4) and (5) are made against Employee, then UBI or the Bank shall have the discretion to suspend Employee for any period of time, except that the suspension shall end if such charges do not result in a conviction or a plea (of guilty or nolo contendere, etc.) of either the original charge or of any lesser charge. If a regulatory agency criticizes Employee for serious regulatory violations, UBI or the Bank shall have the discretion to suspend Employee for any period of time, except that if the alleged violations are resolved in his favor, the suspension shall end. A suspension, pursuant to items
            (4), (5) or (7), above, would entail the cessation of the performance of duties and the cessation of all compensation.

            The Chairmen of the Boards of UBI or the Bank each shall retain the power and authority to suspend Employee based on his determination that one of the events described above has occurred.

            Termination of this Contract shall not relieve Employee of his responsibilities to complete any records, cooperate with the Bank and UBI on any litigation, audits, regulatory reviews, claims or investigations, and otherwise to fulfill all responsibilities under this Contract which should have been rendered prior to the early termination of this Contract.

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      b.    In the event of the occurrence of any of the following by Employee,
            Employee's employment may be terminated immediately, without notice, at any time, and with compensation for six months thereafter, unless the Employee secures employment sooner, which shall terminate all obligation for compensation of UBI and the Bank. The following are occurrences which shall lead to termination:

            (i) Repeated unsatisfactory performance or repeated uncooperative conduct;

            (ii) Employee's repeated failure to meet the goals and objectives which shall be established by the Boards of UBI and the Bank from time to time; or

            (iii) Any other continued unsatisfactory job performance or conduct.

7. Change in Control. For purposes of this Contract, a Change in Control of UBI shall be deemed to have occurred if

      a. there shall be consummated (i) any consolidation or merger of UBI in which UBI is not the continuing or surviving corporation or pursuant to which shares of UBI's common stock would be converted into cash, securities or other property, other than a merger of UBI in which the holders of UBI's common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of UBI (including, without limitation, more than 25% of UBI's equity interest in United Bank & Trust), or

      b. the stockholders of UBI approved any plan or proposal for the liquidation or dissolution of UBI, or

      c. except for any Employee Stock Ownership Plan of UBI or its affiliates, any person (as such term is used in Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 25% or more of UBI's outstanding common stock.

8. Provisions Applicable in the Event of a Change in Control. If within 12 months following the effective date of a Change in Control, Employee's employment is terminated by UBI (or a successor) for any reason (other than dishonesty in performance of Employee's duties) or by Employee for any reason, Employee shall continue to receive for 12 months thereafter salary payments at a rate equal to Employee's regular base pay in effect immediately prior to such termination.

9. Confidential Information

      a. In connection with Employee's employment with the Bank and/or UBI, Employee will have access to information or materials that are considered trade secret, confidential and/or proprietary ("Information"). Information includes, but is not limited to, compilations of data, strategic plans, sales and marketing plans, customer and supplier information, financial information, and proposed agreements, and applies to such Information whether communicated orally, in writing, electronically, or by any other means.

      b. Information created by Employee during Employee's employment with the Bank and/or UBI that relates to the business of either entity (or prospective business opportunities), or uses the Bank or UBI Information, or is created with the Bank or UBI resources (including staff, premises and equipment), belongs to the Bank or UBI. This Information includes copyrightable works of original authorship

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            (including but not limited to reports, analyses, and compilations, business plans, new product plans), ideas, inventions (whether patentable or not), knowhow, processes, trademarks and other intellectual property. All works of original authorship created during Employee's employment are "works for hire" as that term is used in connection with the U.S. Copyright Act. Employee hereby assigns to UBI all rights, title and interest in work product, including copyrights, patents, trade secrets, trademarks and knowhow.

      c. Employee shall use Information only for the benefit of the Bank or UBI and not for Employee's own benefit. Employee shall not disclose Information to third parties, and shall not take Information or the Bank or UBI materials upon termination of Employee's employment.

      d. Information will be used only by Bank or UBI staff who have a need to access it in order to do their jobs, shall be maintained in secure physical locations, and shall not be disclosed to any other company or person except in connection with Bank or UBI business activities.

      e. The confidentiality provisions of this Contract survive termination of the employment relationship with UBI and/or the Bank and shall survive for so long a period of time as the Information (including Proprietary Materials) is maintained by UBI or the Bank as confidential.

10. Nonsolicitation of Employees and Customers.

      a. During the term of Employee's employment and for a period of one year after Employee's last day of employment, Employee agrees not to hire, and not to solicit for hire, any then-current Bank or UBI employees, or to contact them for the purpose of inducing them to leave the Bank.

      b. During the term of Employee's employment and for a period of one year after Employee's last day of employment, Employee agrees not to contact any then-current UBI or Bank customers for the purpose of inducing them to leave UBI or the Bank or to discourage them from doing business with the Bank or UBI. Employee agrees that, for such time period, Employee will not provide the type of services he provided under this Contract to any person or business customer who was a customer of UBI or the Bank at the time of Employee's departure.

11. Noncompete. In consideration of the benefits of Employee's employment, for a period of one (1) year after Employee's last day of employment, Employee agrees to not provide the type of services in the Bank's delineated Community Reinvestment Act area. This prohibition includes services whether as an employee, independent contractor, officer, director, consultant, partner, or other affiliation.

12. Enforcement of Contract; Injunctive Relief; Attorney Fees and Expenses. Employee acknowledges that violation of Sections 9, 10, and 11 of this Contract may cause irreparable damage to UBI or the Bank, entitling it to injunctive relief and possible money damages. If Employee violates this Contract, in addition to all other remedies available to the Bank at law, in equity, and under contract, Employee agrees that he is obligated to pay all the Bank's costs of enforcement of this Contract, including attorney fees and expenses. The parties agree that venue concerning this Contract shall be Lenawee County, Michigan.

13. Notice. For purposes of this Contract, notices and all other communications provided for in this Contract shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, as follows:

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If to UBI:                                       If to the Bank:

Chairman of the Board                            Chairman of the Board
United Bancorp, Inc.                             United Bank & Trust
P.O. Box 248                                     P.O. Box 248
Tecumseh, Michigan 49286                         Tecumseh, Michigan 49286

If to Employee:

At the address above written.

or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

14. Miscellaneous Provisions.

      a. Applicable Law. This Contract and the rights of the parties hereunder shall be interpreted, construed and performed in accordance with the laws of the State of Michigan.

      b. Entire Agreement. This Contract as it may be modified in writing from time to time, constitutes the entire agreement between the parties, and supersedes any and all other agreements, oral or in writing, with respect to the subject matter contained herein.

      c. Amendments. This Contract may be altered, amended or modified at any time, but only by written agreement executed by the parties hereto. No waiver of any provision of this Contract shall be valid unless made in writing and signed by the party against whom such waiver is sought.

      d. Section Headings. Any section or paragraph title or caption contained in this Contract is for convenience only, and shall not be deemed a part of this Contract.

      e. Invalid Provisions. The invalidity or unenforceability of any particular provision of this Contract shall not affect any other provision hereof. This Contract shall be construed and enforced as if the illegal provision were modified to conform with the applicable law, or if such modification is impossible, then as if the Contract did not contain the illegal provision.

      f. Successors and Assigns. This Contract shall be binding upon, and shall inure to the benefit of the successors and assigns, including purchasers, of the Bank and for purposes of realizing any benefits payable hereunder to Employee prior to his death, the heirs and personal representative of Employee. In no event shall Employee assign or delegate any of his rights, powers, duties and obligations under this Contract without prior written consent of the Bank. Such consent shall not unreasonably be withheld. The Bank shall have the right to assign and delegate any or all of its rights, powers, duties and obligations under this contract to any corporation affiliated with the Bank.

15.   a     All parties specifically and knowingly waive their rights to a jury trial. Any dispute or controversy concerning the termination of employment or the reduction of compensation, title or level of responsibility between Employee and UBI or the Bank shall be resolved by arbitration under the laws of the State of Michigan.

      b. The arbitration proceeding shall be conducted under the Employment Dispute Resolution Rules of the American Arbitration Association in effect at the time a demand for arbitration of the dispute is made. The decision and award of the arbitrator made under the AAA rules shall be exclusive, final and binding on all

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            parties, their heirs, representatives, successors and assigns.
            Judgment upon the award rendered by the arbitrator may be rendered in any circuit court having jurisdiction of the matter. In the event Employee, UBI or the Bank shall require equitable relief prior to the selection of an arbitrator to resolve the dispute, either party may seek temporary equitable relief from any court having jurisdiction of the dispute, subject to any final relief awarded by the arbitrator.

      c. Limited civil discovery shall be permitted for the production of documents and the taking of depositions, provided, however, that no party is permitted to take the deposition of more than three witnesses except by agreement of the other party or upon order of the arbitrator pursuant to the motion of a party. Subject to the foregoing limitations, discovery shall be conducted in accordance with the Federal Rules of Civil Procedure with any enforcement issues resolved by the arbitrator.

      d. The arbitration and all proceedings, discovery and any award of the arbitrator, is confidential. Neither the parties nor the arbitrator shall disclose any information gained during the course of the arbitration to any person or entity who is not a party to the arbitration unless permitted by law. Attendance at the arbitration shall be limited to the parties and those called as witnesses.

      16. UBI agrees that the services Employee performs for any of its subsidiaries, including the Bank, ultimately redound to the benefit of UBI. Accordingly, UBI agrees that insofar as the Bank, for any reason whatsoever, is unable to perform any obligations assumed hereunder, UBI shall fully and timely perform the same.

      IN WITNESS WHEREOF, the parties have executed this Contract, effective as of the date first above written.

      UNITED BANK & TRUST                        UNITED BANCORP, INC.

      By  /s/ David S. Hickman                   By: /s/ David S. Hickman
          --------------------                       --------------------
          David S. Hickman                           David S. Hickman
          Chairman of the Board                      Chairman of the Board

                                                     /s/ John A. Odenweller
                                                     ----------------------
                                                     Employee

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                                  ATTACHMENT A

Employee: John A. Odenweller                     Effective Date: January 1, 2005

Salary Per Annum: $94,185

/s/ John A. Odenweller                           December 30, 2004
----------------------                           -----------------
"Employee"                                       Date

/s/ David S. Hickman                             December 29, 2004
--------------------                             -----------------
David S. Hickman                                 Date
Chairman, United Bank & Trust

/s/ David S. Hickman                             December 29, 2004
--------------------                             -----------------
David S. Hickman                                 Date
Chairman, United Bancorp, Inc.